                                                                     EXHIBIT 3.3



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                    OF INTERNATIONAL ALLIANCE SERVICES, INC.


         International Alliance Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. That Article One of the Certificate of Incorporation of the Corporation is hereby amended and restated in it entirety as follows:

                                  "ARTICLE ONE

                         The name of the Corporation is:

                        Century Business Services, Inc."

         2. That said amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         3. That this Certificate of Amendment to the Certificate of Incorporation shall become effective on December 23, 1997.

         THE UNDERSIGNED, being the Executive Vice President of the Corporation, hereby declares and certifies that this Certificate of Amendment to the Certificate of Incorporation of International Alliance Services, Inc. is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 19th day of December, 1997.



                                     INTERNATIONAL ALLIANCE SERVICES, INC.



                                     By:    /s/ Gregory J. Skoda
                                        ----------------------------
                                            Gregory J. Skoda
                                            Executive Vice President